                                                                  EXHIBIT 4.01



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                  ---------------------------------------------




                          SUPPLEMENTAL INDENTURE NO. 1


                                      FROM


                            OKLAHOMA GAS AND ELECTRIC
                                     COMPANY


                                       TO


                          BOATMEN'S FIRST NATIONAL BANK
                                   OF OKLAHOMA


                                     TRUSTEE

                                    ---------


                          DATED AS OF OCTOBER 16, 1995





                            SUPPLEMENTAL TO INDENTURE
                           DATED AS OF OCTOBER 1, 1995



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                  ---------------------------------------------

                                TABLE OF CONTENTS



     Parties . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1
     Recitals. . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1

                                   ARTICLE ONE
                       RELATION TO INDENTURE; DEFINITIONS

     SECTION 1.01 Integral Part of Indenture . . . . . . . . . . . . .  1
     SECTION 1.02 (a) Definitions. . . . . . . . . . . . . . . . . . .  1
                  (b) References to Articles and Sections. . . . . . .  2
                  (c) Terms Referring to this Supplemental Indenture .  2

                                   ARTICLE TWO
                 7.30% SENIOR NOTES, SERIES DUE OCTOBER 15, 2025

     SECTION 2.01 Designation and Principal Amount . . . . . . . . . .  2
     SECTION 2.02 Stated Maturity Date . . . . . . . . . . . . . . . .  2
     SECTION 2.03 Interest Payment Dates . . . . . . . . . . . . . . .  2
     SECTION 2.04 Office for Payment . . . . . . . . . . . . . . . . .  2
     SECTION 2.05 Redemption Provisions. . . . . . . . . . . . . . . .  2
     SECTION 2.06 Authorized Denominations . . . . . . . . . . . . . .  3
     SECTION 2.07 Related Series of First Mortgage Bonds . . . . . . .  3
     SECTION 2.08 Form of 7.30% Senior Notes, Series Due
                    October 15, 2025 . . . . . . . . . . . . . . . . .  3

                                  ARTICLE THREE
                6.250% SENIOR NOTES, SERIES DUE OCTOBER 15, 2000

     SECTION 3.01 Designation and Principal Amount . . . . . . . . . .  3
     SECTION 3.02 Stated Maturity Date . . . . . . . . . . . . . . . .  3
     SECTION 3.03 Interest Payment Dates . . . . . . . . . . . . . . .  3
     SECTION 3.04 Office for Payment . . . . . . . . . . . . . . . . .  3
     SECTION 3.05 Redemption Provisions. . . . . . . . . . . . . . . .  3
     SECTION 3.06 Authorized Denominations . . . . . . . . . . . . . .  4
     SECTION 3.07 Related Series of First Mortgage Bonds . . . . . . .  4
     SECTION 3.08 Form of 6.250% Senior Notes, Series Due
                    October 15, 2000 . . . . . . . . . . . . . . . . .  4




                                       (i)

                                  ARTICLE FOUR
                              ADDITIONAL COVENANTS

     SECTION 4.01 Limitations on Liens . . . . . . . . . . . . . . . .  4
     SECTION 4.02 Limitations on Sale and Lease-Back Transactions. . .  6
     SECTION 4.03 Definitions. . . . . . . . . . . . . . . . . . . . .  6

                                  ARTICLE FIVE
                                  MISCELLANEOUS

     SECTION 5.01 Recitals of fact, except as stated, are statements of the Company . . . . . . . . . . . . . . . . . . .  8
     SECTION 5.02 Supplemental Indenture to be construed as a part of the Indenture . . . . . . . . . . . . . . . . . .  8
     SECTION 5.03 (a) Trust Indenture Act to control . . . . . . . . .  8
                  (b) Severability of provisions contained in
                      Supplemental Indenture and Notes . . . . . . . .  8

     SECTION 5.04 References to either party in Supplemental Indenture include successors or assigns. . . . . . . . . . . .  8
     SECTION 5.05 (a) Provision for execution in counterparts. . . . .  8
                  (b) Table of Contents and descriptive headings
                      of Articles not to affect meaning. . . . . . . .  8





                                      (ii)

     SUPPLEMENTAL INDENTURE NO. 1, made as of the 16th day of October, by and between OKLAHOMA GAS AND ELECTRIC COMPANY, a corporation duly organized and existing under the laws of the State of Oklahoma (the "Company"), and Boatmen's First National Bank of Oklahoma, a national banking association duly organized and existing under the laws of the United States of America, as trustee (the "Trustee"):

WITNESSETH:

     WHEREAS, the Company has heretofore executed and delivered its Indenture (hereinafter referred to as the "Indenture"), made as of October 1, 1995; and

     WHEREAS, Section 2.05 of the Indenture provides that Notes shall be issued in series and that a Company Order shall specify the terms of each series; and

     WHEREAS, the Company has this day delivered a Company Order setting forth the terms of two series of Notes designated "7.30% Senior Notes, Series due October 15, 2025" (hereinafter sometimes referred to as the "Senior Notes due 2025") and "6.250% Senior Notes, Series due October 15, 2000" (hereinafter sometimes referred to as the "Senior Notes due 2000"); and

     WHEREAS, Section 13.01 of the Indenture provides that the Company and the Trustee may enter into indentures supplemental thereto for the purposes, among others, of establishing the form of Notes or establishing or reflecting any terms of any Note and adding to the covenants of the Company; and

     WHEREAS, the execution and delivery of this Supplemental Indenture No. 1 (herein, "this Supplemental Indenture") have been duly authorized by a resolution adopted by the Board of Directors of the Company;

     NOW, THEREFORE, THIS INDENTURE WITNESSETH:

     That in order to set forth the terms and conditions upon which the Senior Notes due 2025 and the Senior Notes due 2000 are, and are to be, authenticated, issued and delivered, and in consideration of the premises of the purchase and acceptance of the Senior Notes due 2025 and Senior Notes due 2000 by the Holders thereof and the sum of one dollar duly paid to it by the Trustee at the execution of this Supplemental Indenture, the receipt whereof is hereby acknowledged, the Company covenants and agrees with the Trustee for the equal and proportionate benefit of the respective Holders from time to time of the Senior Notes due 2025 and Senior Notes due 2000, as follows:

                                   ARTICLE ONE
                       RELATION TO INDENTURE; DEFINITIONS

     SECTION 1.01 This Supplemental Indenture constitutes an integral part of the Indenture.

     SECTION 1.02   For all purposes of this Supplemental Indenture:

          (a) Capitalized terms used herein without definition shall have the meanings specified in the Indenture;

          (b) All references herein to Articles and Sections, unless otherwise specified, refer to the corresponding Articles and Sections of this Supplemental Indenture No. 1; and

          (c) The terms "hereof," "herein," "hereby," "hereto," "hereunder" and "herewith" refer to this Supplemental Indenture.

                                   ARTICLE TWO
                 7.30% SENIOR NOTES, SERIES DUE OCTOBER 15, 2025


     SECTION 2.01 There shall be a series of Notes designated the "7.30% Senior Notes, Series due October 15, 2025" (the "Senior Notes due 2025"). The Senior Notes due 2025 shall be limited to $110,000,000 aggregate principal amount.

     SECTION 2.02 Except as otherwise provided in Section 2.05 hereof, the principal amount of the Senior Notes due 2025 shall be payable on the stated maturity date of October 15, 2025.

     SECTION 2.03 The Senior Notes due 2025 shall be dated their date of authentication as provided in the Indenture and shall bear interest at the rate of 7.30% per annum, payable semi-annually on April 15 and October 15 of each year, commencing April 15, 1996. The Regular Record Dates with respect to such April 15 and October 15 interest payment dates shall be March 31 and September 30, respectively. Principal and interest shall be payable to the persons and in the manner provided in Sections 2.04 and 2.12 of the Indenture.

     SECTION 2.04 The Senior Notes due 2025 shall be payable at the corporate trust office of the Trustee and at the offices of such paying agents as the Company may appoint by Company Order in the future.

     SECTION 2.05 The Senior Notes due 2025 shall not be redeemable prior to October 15, 2005. On or after October 15, 2005, the Company, at its option, may redeem all, or, from time to time, any part of the Senior Notes due 2025, upon notice as provided in the Indenture at the following redemption prices (expressed as a percentage of the principal amount) during the 12-month periods beginning:



       Year                        Redemption Price
       ----                        ----------------

October 15, 2005                        103.261
October 15, 2006                        102.935
October 15, 2007                        102.609
October 15, 2008                        102.283


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October 15, 2009                        101.957
October 15, 2010                        101.631
October 15, 2011                        101.304
October 15, 2012                        100.978
October 15, 2013                        100.652
October 15, 2014                        100.326


and at 100% of principal amount at all times on and after October 15, 2015, plus, in each case, accrued interest to the date of redemption.

The Senior Notes due 2025 shall not be subject to any sinking fund.

     SECTION 2.06 The Senior Notes due 2025 shall be issued in fully registered form without coupons in denominations of $1,000 and integral multiples thereof.

     SECTION 2.07 The related series of Senior Note First Mortgage Bonds for the Senior Notes due 2025 is the Company's First Mortgage Bonds, Senior Note Series A.

     SECTION 2.08 The Senior Notes due 2025 shall initially be in the form attached as Exhibit A to the Indenture.

                                  ARTICLE THREE
                6.250% SENIOR NOTES, SERIES DUE OCTOBER 15, 2000

     SECTION 3.01 There shall be a series of Notes designated the "6.250% Senior Notes, Series due October 15, 2000" (the "Senior Notes due 2000"). The Senior Notes due 2000 shall be limited to $110,000,000 aggregate principal amount.

     SECTION 3.02 The principal amount of the Senior Notes due 2000 shall be payable on the stated maturity date of October 15, 2000.

     SECTION 3.03 The Senior Notes due 2000 shall be dated their date of authentication as provided in the Indenture and shall bear interest at the rate of 6.250% per annum, payable semi-annually on April 15 and October 15 of each year, commencing April 15, 1996. The Regular Record Dates with respect to such April 15 and October 15 interest payment dates shall be March 31 and September 30, respectively. Principal and interest shall be payable to the persons and in the manner provided in Sections 2.04 and 2.12 of the Indenture.

     SECTION 3.04 The Senior Notes due 2000 shall be payable at the corporate trust office of the Trustee and at the offices of such paying agents as the Company may appoint by Company Order in the future.

     SECTION 3.05 The Senior Notes due 2000 shall not be redeemable at the option of the Company prior to stated maturity for any reason and are not subject to any sinking fund.

     SECTION 3.06 The Senior Notes due 2000 shall be issued in fully registered form without coupons in denominations of $1,000 and integral multiples thereof.

     SECTION 3.07 The related series of Senior Note First Mortgage Bonds for the Senior Notes due 2000 shall be the First Mortgage Bonds, Senior Note Series B.

     SECTION 3.08 The Senior Notes due 2000 shall initially be in the form attached as Exhibit A to the Indenture.

                                  ARTICLE FOUR
                              ADDITIONAL COVENANTS

     SECTION 4.01

     (a) From and after the Release Date and so long as any Senior Notes due 2025 or Senior Notes due 2000 are outstanding, the Company will not issue, assume or guarantee any Debt secured by any mortgage, security interest, pledge or lien (herein referred to as a "mortgage") of or upon any Operating Property of the Company, whether owned at the date of the Indenture or thereafter acquired, and will not permit to exist any Debt secured by a mortgage on any Operating Property created on or prior to the Release Date, without in any such case effectively securing, on the later to occur of the issuance, assumption or guaranty of any such Debt or the Release Date, the outstanding Senior Notes due 2025 and Senior Notes due 2000 (together with, if the Company shall so determine, any other Notes or indebtedness or obligation of or guaranteed by the Company ranking senior to, or equally with, the Notes and then existing or thereafter created) equally and ratably with such Debt; provided, however, that the foregoing restriction shall not apply to Debt secured by any of the following:

     (1)  mortgages on any property existing at the time of acquisition thereof;

     (2) mortgages on property of a corporation existing at the time such corporation is merged into or consolidated with the Company, or at the time of a sale, lease or other disposition of the properties of such corporation or a division thereof as an entirety or substantially as an entirety to the Company, provided that such mortgage as a result of such merger, consolidation, sale, lease or other disposition is not extended to property owned by the Company immediately prior thereto;

     (3) mortgages on property to secure all or part of the cost of acquiring, substantially repairing or altering, constructing, developing or substantially improving such property, or to secure indebtedness incurred to provide funds for any such purpose or for reimbursement of funds previously expended for any such purpose, provided such mortgages are created or assumed contemporaneously with, or within 18 months after, such acquisition or completion of substantial repair or alteration, construction, development or substantial improvement or within six months thereafter pursuant to a commitment for financing arranged with a lender or investor within such 18 month period;

     (4) mortgages in favor of the United States of America or any State thereof, or any department, agency or instrumentality or political subdivision of the United States of America or any state thereof, or for the benefit of holders of securities issued by any such entity, to secure any Debt incurred for the purpose of financing all or any part of the purchase price or the cost of substantially repairing or altering, constructing, developing or substantially improving the property subject to such mortgages; or

     (5) any extension, renewal or replacement (or successive extensions, renewals or replacements), in whole or in part, of any mortgage referred to in the foregoing clauses (1) to (4), inclusive; provided, however, that the principal amount of indebtedness secured thereby and not otherwise authorized by said clauses (1) to (4), inclusive, shall not exceed the principal amount of indebtedness, plus any premium or fee payable in connection with any such extension, renewal or replacement, so secured at the time of such extension, renewal or replacement.

     (b) Notwithstanding the provisions of Section 4.01(a), from and after the Release Date and so long as any Senior Notes due 2025 or Senior Notes due 2000 are outstanding, the Company may issue, assume or guarantee Debt, or permit to exist Debt, secured by mortgages which would otherwise be subject to the restrictions of Section 4.01(a) up to an aggregate principal amount that, together with the principal amount of all other Debt of the Company secured by mortgages (other than mortgages permitted by Section 4.01(a) that would otherwise be subject to the foregoing restrictions) and the Value of all Sale and Lease-Back Transactions in existence at such time (other than any Sale and Lease-Back Transaction that, if such Sale and Lease-Back Transaction had been a mortgage, would have been permitted by Section 4.01(a), other than Sale and Lease-Back Transactions permitted by Section 4.02 because the commitment by or on behalf of the purchaser was obtained no later than 18 months after the later of events described in clause (i) or (ii) of Section 4.02, and other than Sale and Lease-Back Transactions as to which application of amounts have been made in accordance with clause (z) of Section 4.02), does not at the time exceed the greater of 10% of Net Tangible Assets or 10% of Capitalization.

     (c) If at any time the Company shall issue, assume or guarantee any Debt secured by any mortgage and if Section 4.01(a) requires that the outstanding Senior Notes due 2025 or outstanding Senior Notes due 2000 be secured equally and ratably with such Debt, the Company will promptly execute, at its expense, any instruments necessary to so equally and ratably secure such series of Notes and deliver the same to the Trustee along with:

               (1) An Officers' Certificate stating that the covenant of the Company contained in Section 4.01(a) has been complied with; and

               (2) An Opinion of Counsel to the effect that such covenant has been complied with, and that any instruments executed by the Company in the performance of such covenant comply with the requirements of such covenant.

     In the event that the Company shall hereafter secure outstanding Senior Notes due 2025 or outstanding Senior Notes due 2000 equally and ratably with any other obligation or indebtedness (including other Notes) pursuant to the provisions of this Section 4.01, the Trustee is hereby authorized to enter into an indenture or agreement supplemental hereto and to take such action, if any, as it may deem advisable to enable it to enforce effectively the rights of the holders of such series of Notes so secured, equally and ratably with such other obligation and indebtedness.

     SECTION 4.02. From and after the Release Date and so long as any Senior Notes due 2025 or Senior Notes due 2000 are outstanding, the Company will not enter into any Sale and Lease-Back Transaction with respect to any Operating Property and will not permit to remain in effect any Sale and Lease-Back Transaction entered into on or prior to the Release Date with respect to any Operating Property if, in any case, the commitment by or on behalf of the purchaser is obtained more than 18 months after the later of (i) the completion of the acquisition, substantial repair or alteration, construction, development or substantial improvement of such Operating Property or (ii) the placing in operation of such Operating Property or of such Operating Property as so substantially repaired or altered, constructed, developed or substantially improved, unless (x) the Company would be entitled pursuant to Section 4.01(a) to issue, assume or guarantee Debt secured by a mortgage on such Operating Property without equally and ratably securing the Notes of this Series or (y) the Company would be entitled pursuant to Section 4.01(b), after giving effect to such Sale and Lease-Back Transaction, to incur $1.00 of additional Debt secured by mortgages (other than mortgages permitted by Section 4.01(a)) or (z) the Company shall apply or cause to be applied, in the case of a sale or transfer for cash, an amount equal to the net proceeds thereof (but not in excess of the net book value of such Operating Property at the date of such sale or transfer) and, in the case of a sale or transfer otherwise than for cash, an amount equal to the fair value (as determined by the Board of Directors) of the Operating Property so leased, to the retirement, within 180 days after the later to occur of the effective date of such Sale and Lease-Back Transaction or the Release Date, of Notes or other Debt of the Company ranking senior to, or equally with, the Notes; provided, however, that any such retirement of Notes shall be in accordance with the terms and provisions of the Indenture and the Notes and provided, further, that the amount to be applied to such retirement of Notes or other Debt shall be reduced by an amount equal to the sum of (a) an amount equal to the redemption price with respect to Notes delivered within such 180-day period to the Trustee for retirement and cancellation and (b) the principal amount, plus any premium or fee paid in connection with any redemption in accordance with the terms of other Debt voluntarily retired by the Company within such 180-day period, excluding in each case retirements pursuant to mandatory sinking fund or prepayment provisions and payments at maturity.

     SECTION 4.03.  Definitions

     For purposes of Section 4.01 and Section 4.02, the following terms shall have the following meanings:

     CAPITALIZATION: The term "Capitalization" shall mean the total of all the following items appearing on, or included in, the balance sheet of the Company:

          (1) liabilities for indebtedness maturing more than 12 months from the date of determination; and

          (2) common stock, preferred stock, capital surplus, premium on capital stock, capital in excess of par value and retained earnings (however the foregoing may be designated), less to the extent not otherwise deducted, the cost of shares of capital stock of the Company held in its treasury.

     Capitalization shall be determined in accordance with generally accepted accounting principles and practices applicable to the type of business in which the Company is engaged and that are approved by independent accountants regularly retained by the Company, and may be determined as of a date not more than 60 days prior to the happening of an event for which such determination is being made.

     DEBT:  The term "Debt" shall mean any outstanding debt for money borrowed.

     NET TANGIBLE ASSETS: The term "Net Tangible Assets" shall mean the amount shown as total assets on the balance sheet of the Company, less the following:

          (1) intangible assets including, but without limitation, such items as goodwill, trademarks, trade names, patents and unamortized debt discount and expense carried as an asset on said balance sheet; and

          (2) appropriate adjustments, if any, on account of minority interests.

     Net Tangible Assets shall be determined in accordance with generally accepted accounting principles and practices applicable to the type of business in which the Company is engaged and that are approved by the independent accountants regularly retained by the Company, and may be determined as of a date not more than 60 days prior to the happening of the event for which such determination is being made.

     OPERATING PROPERTY: The term "Operating Property" shall mean (i) any interest in real property owned by the Company and (ii) any asset owned by the Company that is depreciable in accordance with generally accepted accounting principles.

     SALE AND LEASE-BACK TRANSACTION: The term "Sale and Lease-Back Transaction" shall mean any arrangement with any person providing for the leasing to the Company of any Operating Property (except for temporary leases for a term, including any renewal thereof, of not more than 48 months), which Operating Property has been or is to be sold or transferred by the Company to such person.

     VALUE: The term "Value" shall mean, with respect to a Sale and Lease-Back Transaction, as of any particular time, the amount equal to the greater of (1) the net proceeds to the Company from the sale or transfer of the property leased pursuant to such Sale and Lease-Back Transaction or (2) the net book value of such property, as determined in accordance with generally accepted accounting principles by the Company at the time of entering into such Sale and Lease-Back Transaction, in either case multiplied by a fraction, the numerator of which shall be equal to the number of full years of the term of the lease that is part of such Sale and Lease-Back Transaction remaining at the time of determination and the denominator of which shall be equal to the number of full years of such term, without regard, in any case, to any renewal or extension options contained in such lease.

                                  ARTICLE FIVE
                                  MISCELLANEOUS

     SECTION 5.01 The recitals of fact herein and in the Senior Notes due 2025 and in the Senior Notes due 2000 (except the Trustee's Certificate) shall be taken as statements of the Company and shall not be construed as made by the Trustee.

     SECTION 5.02 This Supplemental Indenture shall be construed in connection with and as a part of the Indenture.

     SECTION 5.03

     (a) If any provision of this Supplemental Indenture limits, qualifies, or conflicts with another provision of the Indenture required to be included in indentures qualified under the Trust Indenture Act of 1939 (as enacted prior to the date of this Supplemental Indenture) by any of the provisions of Sections 310 to 317, inclusive, of the said Act, such required provisions shall control.

     (b) In case any one or more of the provisions contained in this Supplemental Indenture or in the notes issued hereunder should be invalid, illegal, or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and therein shall not in any way be affected, impaired, prejudiced or disturbed thereby.

     SECTION 5.04 Whenever in this Supplemental Indenture either of the parties hereto is named or referred to, this shall be deemed to include the successors or assigns of such party, and all the covenants and agreements in this Supplemental Indenture contained by or on behalf of the Company or by or on behalf of the Trustee shall bind and inure to the benefit of the respective successors and assigns of such parties, whether so expressed or not.

     SECTION 5.05

     (a) This Supplemental Indenture may be simultaneously executed in several counterparts, and all said counterparts executed and delivered, each as an original, shall constitute but one and the same instrument.

     (b) The Table of Contents and the descriptive headings of the several Articles of this Supplemental Indenture were formulated, used and inserted in this Supplemental Indenture for convenience only and shall not be deemed to affect the meaning or construction of any of the provisions hereof.

     IN WITNESS WHEREOF, OKLAHOMA GAS AND ELECTRIC COMPANY has caused this Supplemental Indenture to be signed by its President or a Vice President, and attested by its Secretary or an Assistant Secretary and Boatmen's First National Bank of Oklahoma, has caused this Supplemental Indenture to be signed by its President or a Vice President, and attested by a Vice President, as of October 16, 1995.

                                   OKLAHOMA GAS AND ELECTRIC COMPANY



                                   By:                          , Vice President
                                       ------------------------

ATTEST:


                    , VICE PRESIDENT.
-------------------



                                   BOATMEN'S FIRST NATIONAL BANK OF
                                     OKLAHOMA, as Trustee



                                   By:                          , Vice President
                                       -------------------------
ATTEST:


                      , ASSISTANT SECRETARY.
----------------------





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